FIRST AMENDMENT
                                 TO
                          CREDIT AGREEMENT
                           BY AND BETWEEN
                       FIRST UNION NATIONAL BANK,
                         DATARAM CORPORATION
                                AND
                  DATARAM ACQUISITION SUBSIDIARY, INC.


This First Amendment ("First Amendment") to the Credit Agreement dated April 16, 2001 ("Credit Agreement") by and between First Union National Bank ("Bank"), Dataram Corporation (the "Borrower") and Dataram Acquisition Subsidiary, Inc. (the "Guarantor") is made as of this 25th day of June, 2001 between the Bank, the Borrower and the Guarantor.

                              RECITALS

     A. On April 16, 2001, the Bank and the Borrower entered into the Credit Agreement.

     B. The parties wish to enter into a Swap Agreement, and to amend the Credit Agreement, on the terms and conditions set forth herein.

     C. The Guarantor has approved this First Amendment and acknowledged that the Guaranty is and, after the execution and delivery of this First Amendment, will be in full force and effect.

          NOW, THEREFORE, in consideration of the agreement of the parties contained herein, and intending to be legally bound, the parties hereto agree as follows:

     1.  Recitals and Definitions

     The Borrower, the Guarantor and the Bank acknowledge and agree that the foregoing recitals are true and correct as of the date of this First Amendment. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

     2.  Amendments to Credit Agreement.

     Effective as of the date hereof, the Credit Agreement is amended as follows:

          (a) Section 1.1 is amended by adding the defined term "Adjusted Swap Rate", and by amending the definition of "Loan Documents", in each case to read in its entirety as follows:

     "Adjusted Swap Rate" means, at any time that a Swap Agreement between the Borrower and the Bank is in effect, the rate of interest payable under such Swap Agreement at such time by the Bank plus one and three quarters percent (1.75%).



     "Loan Documents" means this Agreement. the Revolving Credit Note. the Term Note. the Mortgage. the Collateral Documents and other documents executed and delivered by the Borrower hereunder (excluding any Swap Agreement(s)). and any amendments. renewals. modifications or supplements thereto. or substitutions therefor.

          (b)  Section 2.2(E) is hereby deleted.

          (c) Section 2.3(A) is amended to read in its entirety to read as follows:


     (A) Notwithstanding any other provision of this Agreement. if the introduction of or any change in or in the interpretation of any law or regulation by any central bank or other governmental authority charged with the administration or interpretation thereof shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful. for the Bank to perform its obligations hereunder (i) to make Eurodollar Revolving Credit Loans. (ii) to continue to fund or maintain Eurodollar Revolving Credit Loans hereunder or (iii) to maintain the rate of interest on the Term Loan based upon the Adjusted LIBO Rate. then. on notice thereof and demand therefor by the Bank to the Borrower, the obligation of the Bank to make any such Eurodollar Revolving Credit Loans or to continue the Term Loan at an interest rate based upon the Adjusted LIBO Rate shall terminate and, if the foregoing clauses (ii) and/or (iii) is applicable, the Borrower shall, upon prior notice to the Bank, either

     (1) forthwith repay in full any such Eurodollar Revolving Credit Loans then outstanding and the outstanding principal balance of the Term Loan, together with interest accrued thereon and the Repayment Indemnity(ies), or

     (2) forthwith convert any such Eurodollar Revolving Credit Loans then outstanding into Prime Rate Revolving Credit Loans and

          (a) if on the date of such notice and demand no Swap Agreement is in effect between the Borrower and the Bank, convert the interest rate applicable to the outstanding principal balance of the Term Loan to the Adjusted Prime Rate and pay to the Bank the Repayment Indemnity, or

          (b) if on the date of such notice and demand a Swap Agreement is in effect between the Borrower and the Bank. convert the interest rate applicable to the outstanding principal balance of the Term Loan to the Adjusted Swap Rate and pay to the Bank the Repayment Indemnity.

If no such notice is received by the Bank within three (3) Working Days of the prior demand by the Bank, Borrower will be deemed to have made the election to convert any such Eurodollar Revolving Credit Loans then outstanding into Prime Rate Revolving Credit Loans and to convert the interest rate applicable to the outstanding principal balance of the Term Loan to the Adjusted Prime Rate as of the fourth day following such demand.

          (d)  Section 5.1 is amended to read in its entirety as follows:

5.1     LOANS, ADVANCES AND INVESTMENTS

                                     2


     The Borrower will not. and will not permit any Subsidiary to. make any loan or advance to. or investment in. any Person except for (A) loans. advances or investments by any Subsidiary to or in the Borrower or any Subsidiary. (B) loans. advances or investments by the Borrower to or in any Subsidiary made in any fiscal year of the Borrower which do not exceed. individually or in the aggregate. 50% of Excess Cash Flow for such fiscal year. and (C) other loans. advances or investments which. in the aggregate do not exceed $100.000 (measured on a consolidated basis as to the Borrower and Subsidiaries) and provided further that at the time of any loan. advance or investment permitted under clause (A), (B) or (C) above no Default or Event of Default exists or would result from the making of such loan, advancement or investment.


     3.  General.

     The parties hereto acknowledge that all provisions of the Credit Agreement and the other Loan Documents, except as otherwise modified by this First Amendment, shall remain in full force and effect.


     4.  Representations and Warranties.

     A. The Borrower hereby represents and warrants to the Bank that. on and as of the date of this First Amendment: (a) each of the representations and warranties contained in the Credit Agreement are accurate, (b) the execution, delivery and performance by the Borrower of this First Amendment has been duly authorized by all necessary action taken by the duly authorized officers of the Borrower and is the legal, valid, and enforceable obligation of the Borrower, (c) no Event of Default has occurred and is continuing or will result from the execution by the Borrower of this First Amendment, and (d) that the Loan Documents as amended herein are enforceable in accordance with their terms without any setoffs, counterclaims or defenses.

     B. The Guarantor hereby represents and warrants to the Bank that, on and as of the date of this First Amendment: (a) each of the representations and warranties contained in the Guaranty are accurate, (b) the execution, delivery and performance by the Guarantor of this First Amendment has been duly authorized by all necessary action taken by the duly authorized officers of the Guarantor, (c) no Event of Default has occurred and is continuing or will result from the execution by the Guarantor of this First Amendment, and (d) that the Loan Documents as amended herein are enforceable in accordance with their terms without any setoff. counterclaims or defenses.

     5.  Conditions to Effectiveness.

     It shall be a condition to the effectiveness of this First Amendment that the Bank have received the following:

     A. This First Amendment, duly executed on behalf of the Borrower, the Guarantor and the Bank;

                                     3


     B. A Swap Agreement between the Borrower and the Bank. duly executed on behalf of the Borrower and the Bank (it being understood that any termination or modification of such Swap Agreement after it shall have been so executed and delivered shall not disturb the effectiveness of this First Amendment); and

     C. Certificates of Resolution evidencing a resolution of the Board of Directors of the Borrower and the Guarantor authorizing the execution. delivery and performance of this First Amendment, and otherwise satisfactory to the Bank.

     6.  Integration.

     This First Amendment, together with the Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. This First Amendment shall constitute a Loan Document.

     7.  Severability.

     If any provision of this First Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this First Amendment in any other jurisdiction.

     8.  No Defenses, Setoffs or Counterclaims.

     By executing this First Amendment, the Borrower and the Guarantor each confirms and acknowledges that as of the date of execution hereof, neither has any defenses, setoffs or counterclaims against any of their respective obligations to the Bank under the Loan Documents, including the Credit Agreement (as amended by this First Amendment) and the Guaranty. Borrower hereby acknowledges and agrees that the actual amounts outstanding on the date of execution hereof are owing the Bank without defense. setoff or counterclaim.

     9.  Incorporation by Reference.

     This First Amendment is incorporated by reference into the Credit Agreement and the other Loan Documents. Except as otherwise provided herein, all of the other provisions of the Credit Agreement and the other Loan Documents are hereby confirmed and ratified and shall remain in full force and effect as of the date of this First Amendment.

     10.  Governing Law.

     This First Amendment is governed by the laws of the State of New Jersey and is binding upon the Borrower, the Guarantor and the Bank and their respective successors and assigns.

                                     4


     11.  Counterparts.

     This First Amendment may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     BANK:

                                     FIRST UNION NATIONAL BANK

                                        KRISTIN M. KARCHER
                                     By:____________________________
                                         Kristin M. Karcher, Officer


                                     BORROWER:

                                     DATARAM CORPORATION


                                         MARK MADDOCKS
                                     By:____________________________
                                         Mark Maddocks, Vice President



                                     GUARANTOR:

                                     DATARAM ACQUISITION SUBSIDIARY, INC.


                                         MARK MADDOCKS
                                     By:____________________________
                                         Mark Maddocks, Vice President

                                     5


Reaffirmation and Consent under Subsidiary Guaranty:

Capitalized terms set forth in following reaffirmation and consents have the meaning assigned in the Credit Agreement.

The undersigned reaffirms its obligation under the Subsidiary Guaranty under which it, among other things, unconditionally guarantees payment in full of all obligations of the Borrower under the Credit Agreement as amended hereby. and confirms and acknowledges that the security interests granted to the Bank over the Collateral (as defined in the Subsidiary Pledge Agreement) shall continue to secure the undersigned's obligations under the Subsidiary Guaranty. There are no claims, setoffs or defenses of any kind or nature to payment and satisfaction in full thereof.


DATARAM ACQUISITION SUBSIDIARY, INC.



     MARK MADDOCKS
By:_________________________________
     Mark Maddocks
     Vice President

                                     6